POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Homaira Akbari, located at 7201 Regency Court, Plano, TX 75024, do hereby nominate, constitute and appoint Michael A. Sosin or Steve Mackewich, with offices at One Campus Martius, Suite 700, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Covisint Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 22 day of October, 2014.

In presence of

Witness

Kaeron M. Charles                    _/s/ Homaira Akbari ___________
Printed Name                        Signature

___/s/ Kaeron M. Charles__
Signature

Subscribed and sworn to before me
this 22 day of October, 2014

Notary Public

_____Kaeron Charles____________
Printed Name

_/s/ Kaeron Charles______________
Signature
NY County,
State of New York

My Commission expires: 12/17/17